Exhibit 99.1

Energous Corporation Announces 1-for-30 Reverse Stock Split

SAN JOSE, Calif. – August 6, 2025 – Energous Corporation d/b/a Energous Wireless Power Solutions (Nasdaq: WATT) (the “Company,” “we,” or “our”), a pioneer in scalable, over-the-air (OTA) wireless power networks, today announced that it will implement a 1-for-30 reverse stock split of its issued and outstanding shares of common stock (the “Reverse Stock Split”), effective at 12:01 a.m. Eastern Time on August 11, 2025. The Reverse Stock Split was approved by the Company’s stockholders at its Annual Meeting of Stockholders held on June 11, 2025, with the final ratio, within the range approved by stockholders, subsequently determined by the Company’s board of directors. The Reverse Stock Split is intended to bring the Company into compliance with the minimum bid price requirement for continued listing on the Nasdaq Capital Market.

The Company’s common stock is expected to begin trading on a split-adjusted basis when the markets open on August 11, 2025 under the Company’s existing trading symbol “WATT” with the new CUSIP number 29272C 301.

At the effective time of the Reverse Stock Split, every 30 shares of the Company’s issued and outstanding common stock will be automatically combined and converted into one issued and outstanding share of common stock without any change in the par value per share. Proportionate adjustments will be made to reduce the number of shares of common stock issuable upon the vesting, settlement and exercise of the Company’s outstanding equity awards and warrants, to reduce the number of shares issued and issuable under the Company’s equity incentive plans, and to increase the exercise and purchase prices of such securities, as applicable.

Fractional shares will not be issued in connection with the Reverse Stock Split. Stockholders who would otherwise be entitled to receive a fractional share will be entitled to receive a cash payment in lieu thereof. The Reverse Stock Split will affect all stockholders uniformly and will not alter any stockholder’s relative interest in the Company’s equity securities, except for any adjustments for fractional shares.

Computershare Trust Company, N.A. is acting as the exchange agent and transfer agent for the Reverse Stock Split. Stockholders holding their shares electronically are not required to take any action to receive post-split shares. Stockholders owning shares through a bank, broker or other nominee will have their positions adjusted to reflect the Reverse Stock Split and will receive payment for any fractional shares in accordance with their respective bank’s, broker’s, or nominee’s particular processes.

About Energous Wireless Power Solutions

Energous Corporation d/b/a Energous Wireless Power Solutions (Nasdaq: WATT) is pioneering scalable, over-the-air (OTA) wireless power networks that enable unprecedented levels of visibility, control, and intelligent business automation. The Company’s wireless power transmitter and receiver technologies deliver continuous access to wireless power, helping drive a new generation of battery-free devices for asset and inventory tracking and management—from retail sensors, electronic shelf labels, and asset trackers, to air quality monitors, motion detectors, and more. For more information, visit http://www.energous.com/ or follow on LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements may describe our future plans and expectations and are based on the current beliefs, expectations and assumptions of Energous. These statements generally use terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “seek,” “intend,” “plan,” “estimate,” “anticipate” or similar terms. Examples of forward-looking statements in this release include but are not limited to statements about the timing and implementation of the Reverse Stock Split and the commencement of trading of the Company’s post-split common stock, the impact of the Reverse Stock Split on the Company’s securityholders, including any adjustments that may result from the treatment of fractional shares, the potential for the Company to regain compliance with the minimum bid price requirement for continued listing on the Nasdaq Capital Market and the expected number of shares of common stock to be issued and outstanding following the Reverse Stock Split. We urge you to consider those factors, and the other risks and uncertainties described in our most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission (SEC), any subsequently filed quarterly reports on Form 10-Q as well as in other documents that may have been subsequently filed by Energous, from time to time, with the SEC, in evaluating our forward-looking statements. In addition, any forward-looking statements represent Energous’ views only as of the date of this release and should not be relied upon as representing its views as of any subsequent date. Energous does not assume any obligation to update any forward-looking statements unless required by law.

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Contacts:

Investor Relations

IR@energous.com

Media Relations

samantha@griffin360.com